SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                          Key Production Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:



________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                   ===========
                                      K E Y
                                   ===========

                                   PRODUCTION
                                  COMPANY, INC.
                                  -------------


                                   Suite 3300
                             707 Seventeenth Street
                           Denver, Colorado 80202-3404

                                   ----------

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                                   ----------

                                                                  March 31, 1999

Fellow Stockholders:

     We invite you to attend our annual meeting on May 7, 1999, in Denver, Colorado. Following the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

     This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the board operates and gives personal information about our director candidates.

     Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date and return your proxy card promptly in the enclosed envelope.

     I hope you will be able to attend.

                                               Sincerely yours,


                                                   LOGO

                                               F. H. Merelli
                                               Chairman, President
                                               and Chief Executive Officer

                                   ===========
                                      K E Y
                                   ===========

                                   PRODUCTION
                                  COMPANY, INC.
                                  -------------


     The board of directors of Key Production Company, Inc. is soliciting proxies to be used at the 1999 annual meeting. This proxy statement and form of proxy will be mailed to stockholders commencing March 31, 1999.

                          ATTENDANCE AND VOTING MATTERS


THE MEETING

     Date:     Friday, May 7, 1999

     Time:     2:30 p.m., Mountain Daylight Time

     Place:    Marriott City Center
               1701 California Street
               Denver, Colorado

     Purpose:  o    To elect three directors, and

               o To conduct other business properly brought before the meeting.

WHO MAY VOTE

     Stockholders of record as of March 17, 1999, may vote at the meeting.

HOW TO VOTE

     You can vote on matters presented at the meeting in two ways:

     o    You can come to the annual meeting and cast your vote there; or

     o You can vote by signing and returning the enclosed proxy card. If you do so, the individuals named on the card will vote your shares in the manner you indicate.

     We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

     Each share of Key Production stock you own (as of the March 17, 1999 record date) entitles you to one vote. The number of shares you own is shown on your proxy card to the right of your name, beneath the number set off with asterisks. As of March 17, 1999, there were 11,518,227 shares of Key Production common stock outstanding.

HOW PROXIES WORK

     Key Production's board of directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also abstain from voting.

      If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates.

     You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

REVOKING A PROXY

     You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying Key Production's Secretary in writing at the address listed on the front of this booklet.

THE QUORUM REQUIREMENT

     In order to conduct business at the meeting, we must have a quorum. This means at least a majority of the outstanding Key Production stock must be represented at the meeting either in person or by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum.

VOTES NEEDED

     Director candidates receiving the most votes are elected to fill the seats on the board. Approval of other proposals requires a favorable vote of the majority of the votes cast. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal. You are not allowed to cumulate votes in the election of directors.

TABULATION OF VOTES

     Continental Stock Transfer & Trust Company, New York, our stock transfer agent, will receive proxies and ballots, tabulate the vote, determine whether a quorum exists and serve as inspector of election at the meeting.

                      THE KEY PRODUCTION BOARD OF DIRECTORS

STRUCTURE

     The board of directors oversees the management of the Company on your behalf, and it reviews Key Production's long-term strategic plans. Key Production has three directors and all directors are elected for a one-year term.

     Personal information about each director is given below. Unless you instruct the proxies differently on your proxy card, the proxies will vote for these nominees. If a nominee becomes unavailable before election, the proxy card authorizes us to vote for another nominee proposed by the board.

DIRECTORS NOMINATED FOR RE-ELECTION

     F.H. MERELLI, 62, has been chairman of the board of directors, president and chief executive officer of the Company since September 9, 1992. From July 1991 to September 1992, Mr. Merelli was engaged as a private consultant in the oil and gas industry. Mr. Merelli was president and chief operating officer of Apache Corporation, and president, chief operating officer and a director of Key from June 1988 to July 1991, at which time he resigned from those positions in both companies. He was president of Terra Resources, Inc. from 1979 to 1988. Mr. Merelli has been a director of Apache Corporation since July 1997.

     CORTLANDT S. DIETLER, 77, has been a member of the board of directors of the Company since September 9, 1992. He has been the chairman and chief executive officer of TransMontaigne, Inc. since April 1995. He was the founder, chairman and chief executive officer of Associated Natural Gas Corporation prior to its 1994 merger with Panhandle Eastern Corporation (now Duke Energy Corporation). He also serves as a director of Hallador Petroleum Company, Forest Oil Corporation and Grease Monkey Holding Corporation. His industry affiliations include: member of the National Petroleum Council; director of the American Petroleum Institute; past director of the Independent Petroleum Association of America; and director, past president and life member of the Rocky Mountain Oil & Gas Association.

     L. PAUL TEAGUE, 64, has been a member of the board of directors of the Company since August 20, 1996. He retired in 1994 from his position as vice president, Western Region, Texaco Exploration & Producing Inc. in Denver. Other positions in his 35 years with Texaco included division manager of the New
Orleans Division, Eastern Producing Department; vice president, New Orleans Producing Division of Texaco USA; and vice president, Producing Department, Texaco USA in Houston. His industry affiliations include: chairman of the API Executive Committee on Drilling and Production Practices; president of the Colorado Petroleum Association; director and executive committee member of the Rocky Mountain Oil & Gas Association; and executive committee member of the Louisiana Oil & Gas Association.

     YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THESE NOMINEES.

BOARD MEETINGS AND COMMITTEES

     In 1998, our full board formally met two times. In addition to meetings of the full board, directors attended meetings of board committees. Each member of the board of directors attended 100 percent of the formal meetings of the board and the committees on which he served.

     In addition to formally convened directors' meetings, several informal telephone conferences or meetings between senior management and board members were usually held during each month. Other board action throughout the year was accomplished by written consent, after informal discussion among the board members.

     The board appoints committees to help carry out its duties. Our board has two standing committees that serve a critical function for Key Production and its stockholders.

     The Audit Committee is responsible for accounting and internal control matters. The committee chooses the independent public accountants to audit Key Production's financial statements. The committee consults with the independent accountants and reviews their audit and other work. The committee also consults with Key Production's controller and reviews Key Production's internal controls and compliance with policies. In addition to its regular activities, the committee is available to meet on call of the independent accountants or controller whenever a special situation arises. The audit committee members are Cortlandt S. Dietler and L. Paul Teague. The audit committee formally met one time during 1998.

     The Compensation Committee reviews Key's compensation practices, oversees compensation for Key's senior executives and administers several of the Company's compensation plans. The committee's report on executive compensation starts on page 6. The compensation committee members are Cortlandt S. Dietler and L. Paul Teague. The compensation committee formally met one time during 1998.

     The board of directors does not have a nominating committee.

DIRECTOR COMPENSATION

     Of our current board members, only one, Mr. Merelli, is a salaried employee of Key Production. Board members who are not employees receive no cash compensation for serving as directors, but are reimbursed for their actual expenses related to attending board meetings. Non-employee directors receive their director compensation in the form of stock options granted under the Stock Option Plan for Non-Employee Directors.

     Upon his election to the board, Mr. Dietler was granted stock options for 45,000 shares on December 9, 1992, at an exercise price of $2.875 per share. These options vested at a rate of one-third per year over three years. In recognition of his continued service to Key Production, Mr. Dietler was also granted additional stock options for 22,500 shares on January 26, 1997, at an exercise price of $11.375 per share and stock options for 20,000 shares on May 7, 1998, at an exercise price of $12.00 per share. These options vest at the rate of one-third per year over three years.

     Upon his election to the board, Mr. Teague was granted stock options for 45,000 shares on August 19, 1996, at an exercise price of $8.125 per share. These options vest at a rate of one-third per year over three years. In recognition of his continued service to Key Production, Mr. Teague was also granted additional stock options for 20,000 shares on May 7, 1998, at an exercise price of $12.00 per share. These options vest at a rate of one-third per year over three years.

                         KEY PRODUCTION COMPANY OFFICERS

     F.H. MERELLI, 62, has been chairman of the board of directors, president and chief executive officer of the Company since September 9, 1992. From July 1991 to September 1992, Mr. Merelli was engaged as a private consultant in the oil and gas industry. Mr. Merelli was president and chief operating officer of Apache Corporation, and president, chief operating officer and a director of Key from June 1988 to July 1991, at which time he resigned from those positions in both companies. He was president of Terra Resources, Inc. from 1979 to 1988. Mr. Merelli has been a director of Apache Corporation since July 1997.

     MONROE W. ROBERTSON, 49, has been with the Company since September 10, 1992. Since February 1994, he has served as senior vice president and corporate secretary and prior to that time as vice president and corporate secretary. From August 1988 to July 1992, he was employed by Apache Corporation in various capacities; the most recent of which was director of operational planning. From 1986 to 1988, Mr. Robertson was director of corporate planning for Terra Resources, Inc. From 1973 to 1986, Mr. Robertson was employed by Gulf Oil Corporation in various engineering and management positions.

     CATHY L. ANDERSON, 43, has been controller of the Company since January 15, 1993. From July 1985 to January 1993, Ms. Anderson was employed by Arthur Andersen LLP, a public accounting firm, in various capacities; the most recent of which was audit manager.

     STEPHEN P. BELL, 44, has been vice president-land of the Company since February 2, 1994. From March 1991 to February 1994, he was president of Concord Reserve, Inc., a privately-held independent oil and gas company. He was employed by Pacific Enterprises Oil Company (formerly Terra Resources, Inc.) as mid-continent regional manager from February 1990 to February 1991 and as land manager from August 1985 to January 1990.

----------------------------------------------------------------------------------------------------------
                                     OFFICER AND DIRECTOR STOCK OWNERSHIP
                                            (As of March 17, 1999)
----------------------------------------------------------------------------------------------------------
Name                                                  Shares Beneficially Owned*         Percent of Class*
----------------------------------------------------------------------------------------------------------
    F.H. Merelli                                              1,034,318(1)(5)                  8.43%
----------------------------------------------------------------------------------------------------------
    Cortlandt S. Dietler                                        146,000(2)                     1.26%
----------------------------------------------------------------------------------------------------------
    L. Paul Teague                                               67,000(3)                     0.58%
----------------------------------------------------------------------------------------------------------
    Monroe W. Robertson                                         223,024(4)(5)                  1.91%
----------------------------------------------------------------------------------------------------------
    Cathy L. Anderson                                            72,000(6)                     0.62%
----------------------------------------------------------------------------------------------------------
    Stephen P. Bell                                             191,000(7)                     1.63%
----------------------------------------------------------------------------------------------------------
    All directors and executive officers as group
     (including the above named persons)                      1,671,424(8)                    13.03%
----------------------------------------------------------------------------------------------------------

*    Calculated  pursuant to Rule 13d-3(d)(1) of the Securities  Exchange Act of
     1934.

(1) Includes 152,300 shares held in Mr. Merelli's IRA account; options for 500,000 shares, all of which are vested; and options for 250,000 shares, one-third of which vested January 27, 1998, one-third of which vested January 27, 1999, with an additional one-third vesting on the next anniversary date.

(2) Includes options for 45,000 shares, all of which are vested; options for 22,500 shares, one-third of which vested January 27, 1998, one-third of which vested on January 27, 1999, with an additional one-third vesting on the next anniversary date; and options for 20,000 shares, one-third of which will vest on May 7, 1999, with an additional one-third vesting on each subsequent anniversary date.

(3) Includes options for 45,000 shares, one-third of which vested August 20, 1997, one-third of which vested August 20, 1998, with an additional one-third vesting on the next anniversary date; and options for 20,000 shares, one-third of which will vest on May 7, 1999, with an additional one-third vesting on each subsequent anniversary date.

(4) Includes options for 80,000 shares, all of which are vested; and options for 75,000 shares, one-third of which vested January 27, 1998, one-third of which vested January 27, 1999, with an additional one-third vesting on the next anniversary date.

(5) Includes 61,918 shares held by Messrs. Merelli and Robertson as Trustees of the Company's 401(k) retirement plan.

(6) Includes options for 39,000 shares, all of which are vested; and options for 30,000 shares, one-third of which vested January 27, 1998, one-third of which vested January 27, 1999, with an additional one-third vesting on the next anniversary date.

(7) Includes options for 120,000 shares, all of which are vested; and options for 60,000 shares, one-third of which vested January 27, 1998, one-third of which vested January 27, 1999, with an additional one-third vesting on the next anniversary date.

(8) Includes options for 1,306,500 shares of common stock, vesting at various dates beginning September 1, 1993. The 61,918 shares held by Mssrs. Merelli and Robertson as Trustees of the Company's 401(k) retirement plan were only counted once in this calculation.

--------------------------------------------------------------------------------

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL COMPENSATION PHILOSOPHY

     Key Production's compensation program is designed to be competitive in the oil industry and to motivate, retain and reward executives who are capable of successfully leading the Company. Our program consists primarily of base salary and stock options, although executives also receive benefits typically offered to corporate executives. We also consider granting cash bonuses based upon a subjective determination of an individual's performance and accomplishments.

     In keeping with this overall policy, we aim to link management goals with your interests as stockholders by emphasizing the grant of stock options. When Key's stockholders win--through consistent growth in earnings, revenue, production, reserves and stock price appreciation--Key's executives win. If stockholders do not realize these gains, neither do the Company's executives.

BASE SALARIES

     In making decisions regarding base salaries, the president, by authority of the compensation committee, uses surveys prepared by a reputable consulting organization and makes recommendations about the base salary of the executive officers (other than himself). He reviewed the compensation and benefits of executives in positions of similar overall responsibility for those companies included in the surveys which most closely approximated the size of the Company. Based on this report and an assessment of the skills, experience and achievements of individual executives, the 1998 executive compensation was decided.

     The 1998 base salaries of our executives remain near to the median level for companies of comparable size engaged in similar business, which were included in the surveys. This result is in keeping with our current philosophy that the non-variable portion of any executive officer's pay should be relatively modest.

BONUSES

     Short-term incentives consist of cash bonuses to executives to reward their contributions during the past business years and to provide incentives for further improvement in the future. The bonus any executive receives depends on the executive's individual performance and level of responsibility. We assess relative performance based on factors including initiative, business judgement, technical expertise and management skills, but no particular formula is used. In February 1998, each of Key's executive officers received cash bonuses based upon the officers' individual contributions to the 1997 record net income and excellent drilling results which contributed to increased oil and gas production and reserves.

STOCK OPTIONS

     Stock options are the central focus of Key Production's long-term incentive program. The executives who are granted stock options gain only when you gain--when the common stock value goes up. During 1998, no option grants were made to employees pursuant to the Company's 1992 Stock Option Plan.

BENEFIT PLANS

     The benefit package offered to executive officers is substantially the same as that for all Key Production employees for group health and hospitalization, dental, life and disability insurance, although the Company provides a $500,000 life insurance policy for Mr. Merelli pursuant to his employment agreement.

     The executive officers participate in the Company's 401(k) retirement savings plan, which consists of employee contributions and the Company's matching contribution of up to four percent of the employee's compensation. The Key Production Company, Inc. Income Continuance Plan provides for the continuation of salary and benefits for certain employees in the event of a change in control of the Company. Any payments made pursuant to this plan are in lieu of, and not in addition to, any payments made pursuant to employment agreements.

     Under the Company's non-qualified Deferred Compensation Plan, executive officers and certain other employees are entitled to defer an amount of income equal to the amount they would have been able to contribute to the Company's 401(k) plan, but are prohibited from doing so under Section 402(g) of the Internal Revenue Code of 1986. Participants may also elect to have up to 25 percent of their annual compensation and 75 percent of any bonus withheld and credited to the plan.

CEO COMPENSATION

     Mr. Merelli was hired in late 1992 as the chairman, chief executive officer and president of the Company at a base salary of $150,000. His base salary has not been increased since 1996, when the committee increased his salary to $175,000. The compensation committee believes that Mr. Merelli's base salary remains very conservative for the chairman of the board, president and chief executive officer for a corporation of Key Production's size, being significantly below the median levels of the relevant group included in the surveys. Mr. Merelli's compensation is inherently tied to the performance of the Company because of the emphasis on stock options.

     Mr. Merelli received a cash bonus in February 1998, reflecting his level of responsibility and his experience, which significantly contributed to the Company's record net income and excellent drilling results during 1997. The committee focused on the importance of Mr. Merelli to the continued growth and development of the Company, his expertise in the industry and demonstrated management skills, and the Company's continued financial success, as well as the fact that his base salary is relatively modest.

     In 1998, Mr. Merelli received matching contributions pursuant to the Company's 401(k) plan and the Company paid the premium for a term life insurance policy it provides for him. These two components of Mr. Merelli's compensation are not based upon performance.

U.S. INCOME TAX LIMITS ON DEDUCTIBILITY

     U.S. income tax law limits the amount Key Production can deduct for compensation paid to the CEO and the other four most highly paid executives. We do not currently have a policy regarding qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. If such limits have a material effect on the Company's tax position in the future, we will consider adopting criterion to qualify for the tax deduction at that time.

SUMMARY

     The compensation committee is made up of non-employee directors who do not participate in the compensation plans we administer. The committee approves or endorses compensation paid or awarded to senior executives and administers several of the Company's benefit plans including the 1992 Stock Option Plan. We also specifically set salary and benefit levels for the chief executive officer, subject to the terms of his existing employment agreement. In the opinion of the committee, Key Production has an appropriate and competitive compensation program. The combination of sound base salary, short-term bonuses and the emphasis on long-term incentives provides a foundation for effective leadership into the future.

                                   Respectfully submitted,

                                   Cortlandt S. Dietler
                                   L. Paul Teague

                          EXECUTIVE COMPENSATION TABLES

---------------------------------------------------------------------------------------------------------------
                                            SUMMARY COMPENSATION TABLE
                                                                             Long-Term
                                                                            Compensation
                                             Annual Compensation            -------------
                                           -----------------------           Securities
                                                                             Underlying             All other
       Name and Position          Year      Salary(1)        Bonus             Options             Compensation
----------------------------------------------------------------------------------------------------------------
  F.H. Merelli,                   1998     $   175,102      $  87,500            --                $  12,152(2)
    Chairman, President           1997     $   175,102          --             250,000             $   9,097
    and CEO                       1996     $   168,852          --               --                $   8,916
----------------------------------------------------------------------------------------------------------------
  Monroe W. Robertson,            1998     $   157,592      $  74,690            --                $   9,356(3)
    Senior Vice President         1997     $   149,380          --             75,000              $   5,838
    and Corporate Secretary       1996     $   141,438      $  19,536            --                $   6,500
----------------------------------------------------------------------------------------------------------------
  Cathy L. Anderson,              1998     $    97,770      $  46,196            --                $   5,819(4)
    Controller                    1997     $    92,392      $  12,830          30,000              $   3,957
                                  1996     $    85,635      $  12,163            --                $   4,669
----------------------------------------------------------------------------------------------------------------
  Stephen P. Bell,                1998     $    96,771      $  45,866            --                $   5,704(5)
    Vice President--Land           1997    $    91,732      $  60,000          60,000              $   5,961
                                  1996     $    85,789          --               --                $   3,418
----------------------------------------------------------------------------------------------------------------

(1)  Includes amounts earned but deferred at the election of the officer.

(2) Includes the Company's matching contribution of $10,000 pursuant to the Company's 401(k) plan in which all employees are eligible to participate, and the one-year term cost of life insurance provided for the Chief Executive Officer in the amount of $2,152.

(3) Includes the Company's matching contribution of $9,356 pursuant to the Company's 401(k) plan in which all employees are eligible to participate.

(4) Includes the Company's matching contribution of $5,819 pursuant to the Company's 401(k) plan in which all employees are eligible to participate.

(5) Includes the Company's matching contribution of $5,704 pursuant to the Company's 401(k) plan in which all employees are eligible to participate.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                        Aggregated Option Exercises in 1998
                                          and 1998 Year-End Option Values

                                                                   Number of
                                                             Securities Underlying         Values of Unexercised
                             Number of                        Unexercised Options          In-the-Money Options
                              Shares                           At 1998 Year-End              at 1998 Year-End
                            Acquired on      Value        ----------------------------  ----------------------------
          Name               Exercise       Realized      Exercisable    Unexercisable  Exercisable(1) Unexercisable
--------------------------------------------------------------------------------------------------------------------
 F.H. Merelli                  --             --           500,000(2)         --         $1,125,000         --
                               --             --            83,334(3)      166,666(3)        --             --
--------------------------------------------------------------------------------------------------------------------
 Monroe W. Robertson           --             --            80,000(4)         --         $ 220,000          --
                               --             --            25,000(3)       50,000(3)        --             --
--------------------------------------------------------------------------------------------------------------------
 Cathy L. Anderson             --             --            19,000(5)         --         $  51,661          --
                               --             --            20,000(6)         --         $   7,500          --
                               --             --            10,000(3)       20,000(3)        --             --
--------------------------------------------------------------------------------------------------------------------
 Stephen P. Bell               --             --           120,000(7)       --           $ 270,000          --
                               --             --            20,000(3)       40,000(3)        --             --
--------------------------------------------------------------------------------------------------------------------

(1) Amount represents the $5.25 closing price of the Company's common stock on December 31, 1998, on the New York Stock Exchange, less the exercise price multiplied by the number of exercisable/unexercisable stock options at December 31, 1998, that had an exercise price less than the market value at that date.

(2) Options were granted September 1, 1992, and vested at a rate of one-third per year over three years. These options were not granted under the Company's 1992 Stock Option Plan.

(3) Options were granted on January 26, 1997, and vest at a rate of one-third per year over three years. These options were granted under the Company's 1992 Stock Option Plan. No value was calculated for these options because the exercise price was greater than the year-end closing price.

(4) Options were granted on January 4, 1993, and vested at a rate of one-third per year over three years. These options were granted under the Company's 1992 Stock Option Plan.

(5) Options were granted on January 15, 1993, and vested at a rate of one-third per year over three years. These options were granted under the Company's 1992 Stock Option Plan.

(6) Options were granted on February 21, 1995, and vested at a rate of one-third per year over three years. These options were granted under the Company's 1992 Stock Option Plan.

(7) Options were granted on February 2, 1994, and vested at a rate of one-third per year over three years. These options were granted under the Company's 1992 Stock Option Plan.

--------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     F.H. Merelli. Mr. Merelli has an employment agreement with the Company pursuant to which he agreed to serve in his present capacity for an indefinite term at an initial base annual salary of $150,000. The base salary may be increased (but not decreased) by the compensation committee of the board.

     In addition to the base salary, the employment agreement provides for the grant to Mr. Merelli of stock options for 500,000 shares of the Company's common stock and also provides that Mr. Merelli is eligible for incentive bonuses under any incentive program for executives of the Company which is adopted by the board of directors. No formal incentive bonus program has been adopted as of the date of this proxy statement, although cash bonuses are occasionally granted based upon a subjective determination of an individual's performance.

It further provides that if he is terminated without cause or because of death or disability, Mr. Merelli or his estate will receive his then-current monthly salary for two years. The Company must also purchase a $500,000 life insurance policy for him.

     Mr. Merelli's stock option agreement provides that upon a change in control of the Company, all of his outstanding options will immediately vest. He is a participant in the Key Production Company, Inc. Income Continuance Plan which provides for the continuation of salary and benefits for certain employees upon a change in control of the Company. Any benefits paid to Mr. Merelli pursuant to this plan would be in lieu of, and not in addition to, any payments made pursuant to his employment agreement.

     Monroe W. Robertson. Mr. Robertson has an employment agreement with the Company pursuant to which he agreed to serve in his present capacity for an indefinite term at an initial base annual salary of $115,000. The base salary may be increased (but not decreased) by the compensation committee of the board. Mr. Robertson is also eligible to receive incentive bonuses under any incentive program for executives of the Company, which may be adopted by the board of directors. No formal incentive bonus program has been adopted as of the date of this proxy statement, although cash bonuses are occasionally granted based upon a subjective determination of an individual's performance.

     It further provides that if he is terminated without cause or because of death or disability, Mr. Robertson or his estate will receive his then-current monthly salary for two years.

     Mr. Robertson's stock option agreement provides that upon a change in control of the Company, all of his outstanding options will immediately vest. He is a participant in the Key Production Company, Inc. Income Continuance Plan which provides for the continuation of salary and benefits for certain employees upon a change in control of the Company. Any benefits paid to Mr. Robertson pursuant to this plan would be in lieu of, and not in addition to, any payments made pursuant to his employment agreement.

     Cathy L. Anderson. Ms. Anderson has an employment agreement with the Company pursuant to which she agreed to serve in her present capacity for a two-year term, which expired January 15, 1995. It provides that if Ms. Anderson continues as an employee after the term of the agreement and is terminated without cause after a change in control, she will receive an immediate payment of two times her then-current annual salary.

     A stock option agreement with Ms. Anderson provides that upon a change in control of the Company, all of Ms. Anderson's outstanding options will immediately vest.

     She is a participant in the Key Production Company, Inc. Income Continuance Plan which provides for the continuation of salary and benefits for certain employees upon a change in control of the Company. Any benefits paid to Ms. Anderson pursuant to this plan would be in lieu of, and not in addition to, any payments made pursuant to her employment agreement.

     Stephen P. Bell. Mr. Bell has an employment agreement with the Company pursuant to which he agreed to serve in his present capacity for a three-year term, which expired February 2, 1997. It provides that if Mr. Bell continues as an employee after the term of the agreement and is terminated without cause after a change in control, he will receive an immediate payment of two times his then-current annual salary.

     A stock option agreement with Mr. Bell provides that upon a change in control of the Company, all of Mr. Bell's outstanding options will immediately vest.

     He is a participant in the Key Production Company, Inc. Income Continuance Plan which provides for the continuation of salary and benefits for certain employees upon a change in control of the Company. Any benefits paid to Mr. Bell pursuant to this plan would be in lieu of, and not in addition to, any payments made pursuant to his employment agreement.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on Key Production common stock with Standard & Poor's 500 Stock Index and the Dow Jones Secondary Oil Stock Index. The graph assumes that $100 each was invested on December 31, 1993 and that all dividends were reinvested.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
             AMONG KEY PRODUCTION COMPANY, INC., THE S & P 500 INDEX
                      AND THE DOW JONES SECONDARY OIL INDEX

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                                  1993   1994   1995    1996   1997    1998
                                  ----   ----   ----    ----   ----    ----
  KP                              100     161    191    443     365     183
  S&P 500                         100     101    139    171     229     294
  DJ OIL 2D                       100     97     112    138     147     107


                           BENEFICIAL STOCK OWNERSHIP

---------------------------------------------------------------------------------------------------------------------------
                                            PERSONS OWNING MORE THAN FIVE PERCENT
                                                   OF KEY PRODUCTION STOCK
                                                    (As of March 17, 1999)
---------------------------------------------------------------------------------------------------------------------------
                                                Voting                 Dispositive
                                              Authority                 Authority              Total Amount        Percent
                                        ----------------------     -------------------        Of Beneficial           Of
Name and Address                          Sole        Shared        Sole        Shared          Ownership           Class
---------------------------------------------------------------------------------------------------------------------------
F.H. Merelli(1)
707 Seventeenth Street, Suite 3300      1,034,318       --        1,034,318       --             1,034,318          8.43%
Denver, Colorado 80202
---------------------------------------------------------------------------------------------------------------------------
Robert Fleming Inc. (2)
320 Park Avenue, 11th Floor                --         749,875        --         749,875            749,875          6.51%
New York, New York 10022
---------------------------------------------------------------------------------------------------------------------------
Dimensional Fund Advisors Inc. (3)
1299 Ocean Avenue, 11th Floor            593,505        --         593,505        --               593,505          5.15%
Santa Monica, California 90401
---------------------------------------------------------------------------------------------------------------------------

(1) Mr. Merelli is chairman, president and chief executive officer of the Company. The total number of shares includes options for 750,000 shares. (See "Officer and Director Stock Ownership" above.)

(2) Information from Schedule 13G filed by Robert Fleming Inc. with the SEC on February 10, 1999.

(3) Information from Schedule 13G filed by Dimensional Fund Advisors Inc. with the SEC on February 11, 1999.

--------------------------------------------------------------------------------

                                OTHER INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has been the independent auditor of the Company since 1988, the year of the Company's incorporation, and will continue in that capacity in 1999. A representative of Arthur Andersen LLP will be at the annual meeting to respond to appropriate questions and to make a statement if he desires to do so.

OTHER BUSINESS

     We do not expect any business to come up for vote at the meeting, other than the items discussed in this booklet. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

STOCKHOLDER PROPOSALS

     The deadline for submitting stockholder proposals for inclusion in our proxy statement next year is December 2, 1999. In order for business to be presented by a stockholder at next year's annual meeting, the Company bylaws require that the Company receive notice of the proposal between February 7, 2000 and March 8, 2000.

HOW WE SOLICIT PROXIES

     In addition to this mailing, Key Production employees may solicit proxies personally, electronically or by phone. We pay Corporate Investor Communications, Inc. $4,500 plus expenses to help with the solicitation. If any of our directors, officers, or employees assist, they will not be paid for their soliciting activities. We also reimburse brokers and other nominees for their reasonable expenses in sending these materials to you and getting your voting instructions.

STOCKHOLDER LIST

     You can examine the stockholder list during normal business hours at our offices in Denver, Colorado starting on April 26, 1999, ten days prior to the annual meeting.

PEOPLE WITH DISABILITIES

     We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please write the Secretary at least two weeks before the meeting at the address on the front of this booklet.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The federal securities laws require the Company's directors and executive officers to file reports of changes in ownership of the Company's stock. Mr. Teague and Mr. Dietler each filed one Form 5 due February 15, 1999 on February 24, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Neither Mr. Dietler nor Mr. Teague, the members of the compensation committee, was at any time during fiscal year 1998 or any preceding fiscal year an officer or employee of the Company or any of its subsidiaries. During fiscal year 1998, no executive officer of Key served as a director or member of a compensation (or similarly empowered) committee for any entity whose executive officer or officers served on Key's compensation committee.

ANNUAL REPORT

     The Company's Annual Report for fiscal year 1998, is being mailed to you with this proxy statement. If you want a free copy of the Company's Form 10-K filed with the Securities and Exchange Commission, please write Monroe W. Robertson, Senior Vice President and Secretary, 707 Seventeenth Street, Suite 3300, Denver, Colorado 80202-3404.


                                         By order of the Board of Directors

                                         KEY PRODUCTION COMPANY, INC.

                                         LOGO

                                         Monroe W. Robertson
                                         Senior Vice President and Secretary


           We urge you to sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF

                          KEY PRODUCTION COMPANY, INC.
          This proxy is solicited on behalf of the Board of Directors.

     The undersigned hereby appoints F. H. Merelli, Monroe W. Robertson and Cathy L. Anderson as Proxies, each with the power to appoint his or her substitute, and authorizes them to represent and to vote at the annual meeting of stockholders to be held May 7, 1999, or any adjournment thereof, all the shares of common stock of Key Production Company, Inc. held of record by the undersigned on March 17, 1999, as designated below.

1.   Election of directors--director nominees:

          F. H. Merelli      Cortlandt S. Dietler     L. Paul Teague

     |_|  FOR all nominees listed above (except as indicated below)


     |_|  WITHHOLD AUTHORITY to vote for all nominees


     To withhold authority to vote for any of the above nominees, write the nominee's name(s) on this line:

________________________________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

                                        Dated:______________________, 1999

                                        ________________________________________
                                                    (Signature)

                                        ________________________________________
                                             (Signature if held jointly)

                                        Please sign exactly as name appears on this card. When shares are held by joint tenants, both should sign. If acting as attorney, executor, trustee, corporate officer or in any other representative capacity, sign name and title.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                   USING THE ENCLOSED POSTAGE PAID ENVELOPE.